UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Streeterville Capital Exchange Agreements

On February 5, 2026, the Company entered into two Exchange Agreements (the “Exchanges”) with Streeterville Capital, LLC (“Streeterville”).

The Company previously entered into that certain Secured Promissory Note (the “Note”), with an original issuance date of June 26, 2025 in the principal amount of $5,470,000.

Pursuant to the Exchanges, the Company and Streeterville agreed to partition new Secured Promissory Notes in the original principal amounts totaling $330,070 (the “Partitioned Notes”) from the Note and then cause the outstanding balance of the Note to be reduced by an amount equal to the initial outstanding balances of the Partitioned Notes. Concurrently, the Partitioned Notes were exchanged for 253,900 shares of the Company’s common stock.

The form of Exchange Note was identical for each exchange except for the Partitioned Note amounts and number of shares converted thereunder.

The foregoing descriptions of the Exchanges are not a complete description of all of the parties’ rights and obligations under the Exchange, and is qualified in its entirety by reference to the Form Exchange Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 28, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

On January 30, 2026, five holders of OID promissory notes dated May 27, 2025, in the gross principal amount of $450,000, converted the notes into 60,000 shares of the Company’s Series D Convertible Preferred Stock.

On February 2, 2026, the Company effectuated a 1-for-20 reverse stock split of its outstanding shares of common stock.

On February 2, 2026, holders of 184,634 shares of Series D Convertible Preferred Stock converted such shares into 923,170 shares of common stock.

On February 2, 2026, Streeterville Capital, LLC (“Streeterville”) converted $60,000 of the Exchange Note dated September 10, 2025 (the “Note”) into 8,000 shares of the Company’s Series D Convertible Preferred Stock, which were immediately converted into 40,000 shares of the Company’s common stock.

On February 3, 2026, holders of 96,840 shares of Series D Convertible Preferred Stock converted such shares into 484,200 shares of common stock.

On February 3, 2026, Streeterville Capital, LLC (“Streeterville”) converted $389,887.50 of the Exchange Note dated September 10, 2025 (the “Note”) into 51,985 shares of the Company’s Series D Convertible Preferred Stock, which were immediately converted into 259,925 shares of the Company’s common stock.

On February 4, 2026, Silverback Capital Corporation (“SCC”), pursuant to the Settlement Agreement and Stipulation dated as of October 28, 2025, as amended, requested the issuance of 127,000 shares of Common Stock to SCC, representing a payment of approximately $126,358.65.

On February 4, 2026, a holder of 2,000 shares of Series D Convertible Preferred Stock converted such shares into 10,000 shares of common stock.

On February 5, 2026, holders of 54,000 shares of Series D Convertible Preferred Stock converted such shares into 270,000 shares of common stock.

On February 5, 2026, SCC requested the issuance of 133,000 shares of Common Stock to SCC, representing a payment of approximately $125,685. Further, on the same date, SCC requested the issuance of an additional 140,000 shares of Common Stock to SCC, representing a payment of approximately $104,129.20.

On February 5, 2026, the Company issued Streeterville 253,900 shares of common stock pursuant to the exchanges set forth in Item 1.01 above.

The Company currently has 3,581,352 shares of common stock issued and outstanding.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

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Item 7.01. Regulation FD Disclosure.

On February 4, 2026, the Company issued a press release titled “American Rebel Holdings, Inc. (NASDAQ: AREB) and American Rebel Light Beer Unveil a Limited-Edition 250th Anniversary ‘Patriot Pack’ to Celebrate America’s 250th Birthday.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	250th Birthday of America Patriot Pack press release dated February 4, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: February 5, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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